                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR SIX MONTHS ENDED DECEMBER 31, 1995  AND 1994
                                                                      EXHIBIT 11
                    (IN MILLONS EXCEPT  PER SHARE AMOUNTS)

                                                                       1995                    1994
                                                                     --------                --------
PRIMARY:

  Weighted average shares outstanding                                      51                      51
  Additional shares assuming
    exercise of stock options                                               -                        *
                                                                     --------                --------
      Average shares outstanding as adjusted                               51                      51
                                                                     ========                ========
  Income  before cumulative effect of
    accounting changes                                               $    270                $     54
  Preferred dividends series C                                            (40)                    (40)
  Preferred dividends series B                                             (4)                     (4)
                                                                     --------                --------
  Income  before cumulative effect of  accounting
    changes attributable to primary shares                                226                      10
  Cumulative effect of accounting changes                                   -                     114
                                                                     --------                --------
  Net income  attributable to primary shares                         $    226                $    124
                                                                     ========                ========
  Primary earnings  per share before
    cumulative effect of accounting changes                              4.40                    0.21
  Cumulative effect of accounting changes                                   -                    2.25
                                                                     --------                --------
  Primary earnings  per common share                                 $   4.40                $   2.46
                                                                     ========                ========
FULLY DILUTED:

  Weighted average shares outstanding                                      51                      51
  Additional shares assuming:
   Conversion of series C convertible preferred stock                      17                      17
   Conversion of series B ESOP convertible
     preferred stock                                                        3                       2
   Conversion of 3.23% convertible subordinated notes                      10                      10
   Exercise of stock options                                                -                        *
                                                                     --------                --------
      Average shares outstanding as adjusted                               81                      80
                                                                     ========                ========
  Income  before cumulative effect of
    accounting changes                                               $    270                $     54
  Interest on 3.23% convertible subordinated
    notes net of taxes                                                     16                      16
  Additional required ESOP contribution assuming conversion
    of series B ESOP convertible preferred stock                           (2)                     (2)
  Income  before cumulative effect of
    accounting changes                                               $    284                $     68
  Cumulative effect of accounting changes                                   -                     114
                                                                     --------                --------
  Net income attributable to fully
    diluted common shares                                            $    284                $ 182.00
                                                                     ========                ========
  Fully diluted earnings per common share
    before cumulative effect of accounting changes                   $   3.52                $   0.85
  Cumulative effect of accounting changes                                   -                    1.43
                                                                     --------                --------
  Fully diluted earnings per common share                            $   3.52                $   2.28
                                                                     ========                ========

* Antidilutive